UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2007

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Agreement.

OraSure Technologies, Inc. (the “Company”) and Abbott Laboratories (“Abbott”) are parties to a Supply and Distribution Agreement, dated as of February 11, 2005, as amended (the “Original Agreement”), pursuant to which the Company supplies to Abbott, and Abbott distributes in hospitals and certain other markets in the United States, the Company’s OraQuick ADVANCE® Rapid HIV-1/2 Antibody Test.

The initial term of the Original Agreement will expire on December 31, 2007, unless it is renewed pursuant to the annual renewal provisions set forth Section 13.1.2 of such Agreement. On November 30, 2007, OraSure received a notice of renewal from Abbott. As a result, the Original Agreement will renew for the calendar year 2008 and will again be subject to the annual renewal provisions contained in Section 13.1.2 of the Original Agreement at the end of such year.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: December 5, 2007	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary